UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

ENVIRONMENTAL CONTROL CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-3626387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Apt 1-1-2 Bawangsi Street, Dadong District Shenyang,	110000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86 13904036899

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Securities to be registered under Section 12(g) of the Act:

common stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by Environmental Control Corp. (the “Company “) with the US Securities and Exchange Commission (“SEC”) to register the class of common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this Registration Statement is deemed effective under the Exchange Act, the Company will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. This Registration Statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the likelihood of achieving the performance enumerated in those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Description of Business.

History

Environmental Control Corp. (“we,” “us,” the “Company” or like terms) was incorporated in the State of Nevada on February 17, 2004 under the name Boss Minerals, Inc. to pursue the exploration and development of mining claims located in British Columbia, Canada.

During the quarter ended June 30, 2004, the Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission (“SEC”) to register shares of common stock for public resale by certain stockholders identified in the registration statement. Upon the effective date of the registration statement, the Company became subject to the reporting requirements of Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and commenced filing reports under the Exchange Act through the quarter ended June 30, 2012.

In March 2006, the Company acquired the assets of Environmental Control Corporation, which developed vehicle emission control devices and filed a certificate of amendment to its articles of incorporation in April 2013 to change its name to Environmental Control Corp. The Company filed reports under the Exchange Act through the quarter ended June 30, 2012.

On May 2, 2016, the Eight Judicial District Court of Nevada entered an order appointing Bryan Glass as custodian of the Company, authorizing and directing him to, among other things, take any action reasonable, prudent and for the benefit of the Company, including reinstating the Company under Nevada law, appointing officers and convening an annual meeting of stockholders (the “Order”). Thereafter, Mr. Glass, in his role as custodian, appointed himself to serve as the President of the Company.

On May 5, 2016, the Company filed a Certificate of Reinstatement with the state of Nevada to reestablish the Company’s existence.

On May 9, 2016, the board of directors and the custodian appointed Bryan Glass as our President, Secretary and Treasurer and authorized the issuance of 60,000,000 shares of stock to Mr. Glass for an aggregate price of $60,000, which sum was paid by the performance of services to the Company and the reimbursement of expenses incurred by Mr. Glass on the Company’s behalf.

On June 15, 2016, the Company held a stockholders meeting at which the stockholders adopted Amended and Restated Articles of Incorporation of the Company under which the Company increased the total number of shares it is authorized to issue to 190 million shares consisting of 180 million shares of common stock and 10 million shares of blank check preferred stock.

In December 2018, Mr. Glass sold 60 million shares of common stock, representing all of the shares he owned in the Company, and equal to 56.83% of the total number of outstanding shares of the Company’s common stock, to Chang Qi. Concurrent with the sale of his shares, Mr. Glass appointed Ms. Chang as the President and as a director of the Company and resigned from all positions he held with the Company.

On May 22, 2019, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

As of the date of this Registration Statement, Ms. Chang serves as our only director and officer.

Current Operations and Strategy

The Company currently does not engage in any business operations or generate revenue from any sources. Management has determined to direct its efforts and limited resources to pursue a potential new business opportunity by way of a merger or acquisition with an unidentified company or an acquisition of assets, or other form of business combination which we refer to collectively throughout this Registration Statement as a business transaction.

We anticipate that the selection of an appropriate target for a business transaction will be complex and extremely risky and we cannot assure you that we will be successful in concluding a business transaction or if we do, that we will be successful thereafter. Our lack of financial and personnel resources may negatively impact our ability to consummate an attractive business transaction or cause us to discontinue operations before we enter such a transaction.

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We do not have any specific business transaction under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with, potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate a suitable target, although we may do so after the effective date of this Registration Statement. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

We will not engage in any substantive commercial business following the effective date of this Registration Statement until we identify a target and conclude a business transaction, if ever. We may never realize any revenues or generate any income from our operations.

Ramifications of Our Status as a Blank Check Company and Shell Company

At present, we have no revenues, no assets and no specific business plan or purpose. Our business plan is to seek new business opportunities by entering into a business transaction. Based upon these conditions, under the Exchange Act, we are deemed to be “blank check” company and a “shell company.” Our status as a blank check company and a shell company will impact our Company and stockholders in many ways, some of which are described below.

Blank Check Company Status and Securities Offerings

As a blank check company, any offerings of our securities under the Securities Act must comply with Rule 419 promulgated by the SEC under the Securities Act. Rule 419 requires that a blank check company filing a registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, an issuer is required to file a post-effective amendment to the registration statement upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. The obligations to file post-effective amendments are in addition to the obligations to file Forms 8-K to report for both the entry into a material definitive (non-ordinary course of business) agreement and the completion of the transaction. Rule 419 applies to both primary and re-sale or secondary offerings. Within five (5) days of filing a post-effective amendment setting forth the proposed terms of an acquisition, the Company must notify each investor whose shares are in escrow. Each investor then has no fewer than 20 and no greater than 45 business days to notify the Company in writing if they elect to remain an investor. A failure to reply indicates that the person has elected to not remain an investor. As all investors are allotted this second opportunity to determine to remain an investor, acquisition agreements should be conditioned upon enough funds remaining in escrow to close the transaction.

Shell Company Status

We are a shell company as defined in Rule 405 promulgated by the SEC under the Securities Act. A shell company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a shell company, we are subject to various laws, regulations and restrictions, including that we will be subject to restrictions on our use of Form S-8 to register stock that we may issue to our employees and consultants and you will be subject to restrictions from relying on Rule 144 for the resale of your common stock, as described below.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days after the date on which it makes required filings with the SEC disclosing the cessation of its status as shell company, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

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Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule. However, Rule 144 specifically precludes reliance by holders of securities of shell companies such as ours or any issuer that has been at any time previously a shell company, except if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result of our classification as a shell company, our investors are not permitted to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Application of Penny Stock Rules

Our common stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, among other things, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. A broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult for us and you to sell your common stock.

Benefits and Detriments of a Business Transaction for a Private Company

There are certain perceived benefits to being a public company the securities of which are authorized to trade in a public market. The perceived benefits to being a public trading company are commonly thought to include the following:

•	increased visibility in the financial community;
•	increased valuation;
•	greater ease in raising capital;
•	compensation of key employees through stock options for which there may be a market valuation;
•	enhanced corporate image.

There are also certain perceived disadvantages to being a public company. These are commonly thought to include the following:

•	requirement for audited financial statements which may be at significant cost to the company;
•	required publication of corporate information and biographical information of management which the company may perceive as private or competitive information;
•	required filings of periodic and episodic reports with the SEC which can be time consuming.

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Private companies that may have interest in a combination with us may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
•	a company which is unable to locate an underwriter of its securities or is unable to locate an underwriter of securities on terms acceptable to it;
•	a company that desires to become public with potentially less dilution of its securities than may occur upon an underwritten offering;
•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
•	a foreign company which may wish to gain initial entry into the United States’ securities market;
•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified employee stock option plan; and
•	a company seeking one or more of the other perceived benefits of becoming a public company.

Entering into a Business Transaction

General.

A business transaction may involve the acquisition of, or merger with, an operating or development stage company or the acquisition of assets that we will develop into an operating company.

Our management has not developed a specific plan or process for identifying a business opportunity. Our business is predicated upon relationships built by management and the ongoing effort to develop new contacts through which our management may be introduced to prospective business opportunities. Moreover, given the wide-ranging variables inherent in our business, management cannot predict when we will effectuate a business transaction, if ever, or the amount of capital we will require for such purpose.

Search for a target.

We are currently in the process of identifying and evaluating potential business opportunities. As described below, our management has broad discretion with respect to selecting prospective acquisition candidates. At such time as we affect a business transaction, if ever, we will be impacted by numerous risks inherent in the business and operations in connection with such business. The risks attendant to such business opportunity may include risks typical of a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. Although our management will endeavor to evaluate the risks inherent in a particular target, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of business opportunities.

We intend to source our target opportunities from various internal and external sources. Business opportunities may be brought to our attention from affiliated and unaffiliated sources. Our management may call upon personal contacts and relationships she and her affiliates have developed and maintain with various professionals, including accountants, consultants, bankers, attorneys and other advisors. In addition, management may initiate formal or informal inquiries or attend trade shows or conventions. In no event will any of our affiliates be paid any finder’s fee, consulting fee or other compensation prior to or for any services they render in connection with the consummation of a business transaction.

Business opportunities may be brought to our attention by unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to business opportunities in which they believe we may have an interest. We may retain the services of agents or other representatives to identify or locate suitable targets on our behalf, though, to date, we have not engaged any such persons. We have not adopted any policy with respect to utilizing the services of consultants or advisors to assist in the identification of a business opportunity, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service or the amount of fees we may pay to them. In the event that we retain the services of professional firms or other individuals that specialize in business acquisitions, we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation.

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Selection criteria for a business opportunity.

Our management has virtually unrestricted flexibility in identifying and selecting a prospective target. We have not established any specific attributes or criteria (financial or otherwise) for prospective business opportunities. In evaluating a prospective business opportunity, our management will consider, among other factors, the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry in the industry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment within the industry; and
•	the costs associated with affecting the business transaction with a particular business opportunity.

These criteria are not intended to be exhaustive or to in any way limit the board of director’s unrestricted discretion to enter into a business transaction for any business opportunity. Any evaluation relating to the merits of a particular business transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management.

We will not target a business if audited financial statements based on United States generally accepted accounting principles or International Financial Reporting Standards cannot be prepared for the target business. The Company cannot assure you that any particular target business identified by the Company as a potential acquisition candidate will have financial statements prepared in accordance with such accounting standards or that the potential target business will be able to prepare its financial statements in accordance with such standards. To the extent that this requirement cannot be met, the Company may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, the Company does not believe that this limitation will be material.

Due Diligence Investigation.

In evaluating a prospective business opportunity, we will conduct as extensive a due diligence review of potential targets as reasonably possible. Our review will be constrained by our limited capital resources, lack of full-time employees and management’s inexperience in such endeavors. We may enter into a business transaction with a privately-held company in its early stages of development or that has only a limited operating history on which we could base our decision. Since little public information typically is available about these companies, we will be required to rely on the ability of management to obtain adequate information to evaluate the potential risks and returns from entering into a business transaction with such a company. We expect that our due diligence may include, among other things, meetings with the target business’s incumbent management, an inspection of its facilities and a review of financial and other information made available to us. This due diligence review will be conducted by our management, possibly with the assistance of our counsel, accountants or other third parties.

Our financial and personnel limitations may render it impractical for us to conduct an exhaustive investigation and analysis of a target candidate before we consummate a business transaction. Management’s decisions, therefore, will likely be made without detailed feasibility studies, independent analyses and market surveys or other methodologies which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the principals, promoters, sponsors or others associated with the business opportunity seeking our participation.

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It is unlikely that our management at the time of a business transaction will continue in any material capacity with the Company after the consummation of a business transaction, other than as a stockholder.

Our assessment of a business opportunity may not be accurate. If we do not uncover all material information about a business opportunity prior to a business transaction, we may not make a fully informed investment decision and we may lose money on our investment.

The time and costs required to select and evaluate a business opportunity and to structure and complete a business transaction cannot presently be ascertained with any degree of certainty. Any costs we incur in furtherance of consummating a business transaction that is not consummated may result in a loss to us.

Form of acquisition; Opportunity for stockholder approval.

The manner in which we participate in a business transaction will depend upon, among other things, the nature of the opportunity and the respective requirements and desires of management of our Company and of the target. In addition, the structure of any business transaction will be dispositive as to whether stockholder approval of the business transaction is required.

It is likely we will structure a business transaction as either an acquisition of the stock or assets of a target business or a merger of a target business with us or a wholly owned subsidiary we may organize to engage in the transaction. Important factors the parties will consider in structuring a business transaction will include the time and cost of a particular structure and the tax treatment that the structure might receive. If the business transaction were to be structured as an acquisition of a target business’s stock or assets, our Company will not require the vote or approval of stockholders and the transaction may be accomplished in the sole determination of management. If the business transaction is structured as a merger, the transaction would require the approval of the holders of a majority of the outstanding shares of our common stock which may necessitate calling a stockholders’ meeting to obtain such approval and the filing of reports and documents with the SEC and state agencies. This process may result in delays and additional expenses in the consummation of a proposed transaction and afford rights to dissenting stockholders who could require us to purchase their stock for cash. In light of the above, management likely will seek to structure a business transaction as an acquisition so as not to require stockholder approval. In either case, we likely will issue a significant number of shares to the parties with which we enter into a business transaction and our stockholders prior to the transaction likely would hold a small minority of the outstanding shares of our common stock after giving effect to the transaction.

We will seek to structure a business transaction to qualify for tax-free treatment under the Internal Revenue Code of 1986, as amended (the “Code”). In some cases, the Code mandates very specific parameters for a transaction to qualify as tax free. For example, in order for a stock for stock exchange transaction to qualify as a “tax free” reorganization, the holders of the stock of the target must receive a number of shares of our stock equal to 80% or more of the voting stock of our Company. Depending on the circumstances of an acquisition, we may not be able to structure a transaction in the most tax advantageous manner. Further, we cannot assure you that the Internal Revenue Service or state tax authorities will agree with our tax treatment of any transaction.

It is likely that as part of a business transaction, that our Company’s management at the time of the transaction will resign and new directors will be appointed without any vote by stockholders.

In view of our status as a “shell” company, any acquisition of the stock or assets of or the merger with an operating company would be deemed to be a “reverse acquisition” or “reverse merger” for accounting purposes.

We anticipate that the investigation of specific business opportunities and the negotiation, preparation and execution of relevant agreements, disclosure documents and other instruments will require significant management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for a business transaction, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

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Upon the consummation of a business combination, the Company will file with the Securities and Exchange Commission a current report on Form 8-K to disclose the business transaction, the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination. Holders of the Company’s securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Lack of diversification.

We expect that we will be able to consummate a business transaction with only one candidate given that, among other considerations, we will not have the resources to diversify our operations. Moreover, given that we likely will offer a controlling interest in our Company to the persons with which we enter into business transaction in order to achieve a tax-free reorganization, the dilution of interest to present and prospective stockholders will render more than one business transaction unlikely. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business and we will not benefit from the possible diversification of risks or offsetting of losses that business transactions with multiple operating entities would offer. By consummating a business transaction with a single entity, our lack of diversification may result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services and subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business transaction.

Competition

We expect that in the course of identifying, evaluating and selecting a target for a business transaction, we may encounter intense competition from other entities having a business objective similar to ours. These include:

•	blank check companies that have raised significant capital through sales of securities registered under federal securities laws that have a business plan similar to ours;
•	venture capital firms and leveraged buyout firms; and
•	operating businesses looking to expand their operations through acquisitions.

Many of these entities are well established, possess significant capital, may be able to offer securities for which a trading market exists and have extensive experience identifying and affecting these types of business transactions directly or through affiliates. Moreover, nearly all of these competitors possess greater technical, personnel and other resources than us. In addition, we will experience competition from other modestly capitalized shell companies that are seeking to enter into business transactions with targets similar to those we expect to pursue.

If we succeed in closing a business transaction, there will be, in all likelihood, intense competition from competitors within the industry in which we will operate. We cannot currently apprise you of these risks nor can we assure you that, subsequent to a business transaction, we will have the resources or ability to compete effectively.

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Smaller Reporting Company Status

We qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $250 million or it has less than $100 million in annual revenues and no public float or public float of less than $700 million. To the extent that we remain a smaller reporting company, we will have reduced disclosure requirements for our public filings, including: (1) less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation and (2) the requirement to provide only two years of audited financial statements, instead of three years. In addition, until such time as the public float of our common stock exceeds $75 million, we will be a non-accelerated filer and will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act.

Employees

We have one executive officer who has other business interests and who is not obligated to devote any specific number of hours to our matters. She intends to devote only as much time as she deems necessary to our affairs, which may hinder our ability to enter into a business transaction. These circumstances represent a potential conflict of interest between our officer / director and the Company. The amount of time our officer will devote to our affairs in any time period will vary based on whether a business opportunity has been selected for the business transaction and the stage of the business transaction process the Company is in. Accordingly, if and when management identifies suitable business opportunities, we expect that our management will spend more time investigating such business opportunity and will devote additional time and effort negotiating and processing the business transaction as developments warrant.

We do not intend to have any full-time employees prior to the consummation of a business transaction.

Item 1A. Risk Factors.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Registration Statement before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected.

Risks Related to Our Business and Strategy

We currently are not engaged in any operations and do not generate any revenue. We are dependent entirely upon our principal stockholder to fund our operations who is not obligated to do so. Any failure of our principal stockholder to fund our operations or our inability to obtain funding from a third party may cause us to discontinue operations and investors would lose the entire amount of their investment.

We are not generating any revenues and possess limited capital to fund our operations, including for such purposes as preparing and filing periodic reports under the Exchange Act, identifying a target business and negotiating a business transaction. We will not generate revenues unless we consummate a business transaction with an operating entity that is generating positive cash flow. Over the next twelve months, we anticipate that we will incur costs and expenses in connection with preparing and filing reports under the Exchange Act, implementing appropriate corporate governance mechanisms and internal controls and procedures, identifying and evaluating targets for a business transaction and, possibly, costs associated with negotiating and entering into a business transaction. We estimate, based upon discussions with our legal and financial professionals and our EDGAR filing agent, that we will incur costs and expenses in connection with the preparation and filing of reports under the Exchange Act and implementing corporate governance mechanisms and internal controls and procedures of approximately $10,000 - $20,000 over the next twelve months, assuming that we remain a shell company and without giving effect to any costs we may incur in connection with a business transaction. We are unable to provide an estimate of the costs and expenses we may incur in connection with identifying and evaluating targets and, possibly, costs associated with negotiating and entering into a business transaction at this time given the multitude of variables associated with such activities.

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Since December 2018, all of our expenses have been paid by our principal stockholders, and we currently are dependent entirely on our principal stockholder to fund our operations until we consummate a business transaction, if ever. Though Ms. Chang has advised us of her present intention to fund our operations through loans or further investment in the Company, there is no written agreement binding her to do so. Our operating and financial condition renders it unlikely that we would be able to obtain third-party financing to sustain operations, if necessary. In the even that Ms. Chang does not fund our capital requirements, we may not be able to continue operations and stockholders could lose the entire amount of their investment in our Company.

As of September 30, 2019, we owed $1,222,015 of principal and interest under various debt instruments. We do not have the financial resources to pay any of such debt. If we are required to pay any or all of the amounts due under these instruments, we would not be able to continue operations and stockholders could lose the entire amount of their investment in our Company.

At September 30, 2019, the Company had total liabilities of $1,277,444, including $1,222,015 of amounts due under debentures and other loan instruments incurred by our Company between 2006 and 2011, the preponderance of which is payable to former management, and interest accrued on such debt instrument. We cannot predict whether the parties to whom these debt instruments are payable will seek to collect the amounts due under these instruments. If we are required to pay any or all of the amounts due under these instruments, we would not be able to do so and we might have to discontinue operations, in which case stockholders could lose the entire amount of their investment in our Company.

We may have material liabilities since the Company discontinued preparing financial statement in 2007 that we have not discovered.

The Company last filed financial statements with the SEC with its quarterly report for the period ended June 30, 2012. As a result, the Company may have incurred material liabilities since that date and prior to the date on which the Company’s corporate existence was reinstated with Nevada which have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

The absence of operations and revenues raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditor and Note H to the financial statements included in this registration statement indicate that the Company is in the development stage, has suffered losses from operations, has a net capital deficiency and has yet to generate cash flow, and that these factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, we have no significant assets or financial resources. We will continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business transaction. This will result in continued net operating losses that will increase until we can consummate a business transaction with a profitable target. In light of our limited resources, we cannot assure you that we will be able to continue operations, that we will be able to identify a suitable target or that we will consummate a business transaction.

We do not have a specific plan for identifying target businesses and we cannot estimate or predict when or if we ever will affect a business transaction.

Our management does not have any specific plan or process for identifying a target business or effectuating a business transaction. The business of the Company is predicated upon relationships built by management and the ongoing effort to develop new contacts through which management is introduced to potential target businesses. Moreover, given the wide-ranging variables inherent in its business, management cannot predict the amount of time required to effectuate a business transaction nor the amount of funds required therefor. In light of these factors, we cannot assure investors that we ever will consummate a business transaction.

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There may be conflicts of interest between our management and our non-management stockholders which may adversely impact our stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Conflicts of interest between our current management and our other stockholders may arise under circumstances that include, without limitation:

•	her determination to devote time to her other business interests at the expense of our operations;
•

her failure to fund our operations or determination to demand payment of any loans she makes to us at a time when are unable to repay such loans, which would jeopardize the Company’s ability to continue operating and place all stockholders’ investment at risk; and

•

her determination to actively negotiate for or otherwise consent to the disposition of all or any portion of the shares of common stock she owns, either before or in connection, with a business transaction.

We cannot assure you that such potential conflicts of interest will be resolved in our favor and we and our stockholders could be adversely affected under such circumstances.

Our future success is highly dependent on the ability of management to consummate a business transaction with an attractive target.

The nature of our operations is highly speculative. The future success of our plan of operation will depend on the operations, financial condition and management of the target we may acquire. While management intends to seek a business transaction with an entity having an established operating history, we cannot assure you that we will be successful in locating candidates meeting that criterion or in our efforts to consummate a business transaction with such an entity.

The Company has no existing agreement for a business transaction or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a business transaction with an operating entity. We cannot assure you that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business transaction. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business transaction on favorable terms.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a business transaction with the most attractive private companies.

Target companies that are unable or fail to comply with SEC reporting requirements may delay or preclude a business transaction. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of a business transaction. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We will have no revenues unless and until we enter into a business transaction with an operating company that is generating revenues and otherwise is operating profitably.

We are a development stage company and have had no revenues from operations. We will not realize any revenues or generate any income unless and until we successfully merge with or acquire an operating business that is generating revenues and otherwise is operating profitably, if ever. We cannot assure you that we will be successful in concluding a business transaction with an operating entity that is at the time of the transaction generating revenues.

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We have no independent directors and any actions taken and expenses incurred by our officer on behalf of the Company will generally not be subject to independent review.

Our sole director is also our sole officer and principal stockholder and is not an “independent director” under any standard. Although we will not pay our director / officer any compensation prior to or in connection with a business transaction, she may be reimbursed for out-of-pocket expenses she incurs in connection with activities on the Company’s behalf, such as identifying and performing due diligence on potential targets. We have not placed any limit on the amount of these out-of-pocket expenses and there will be no independent review of the reasonableness of such expenses. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the value of our stock held by our stockholders.

If we are unable to structure a business transaction as a “tax free” transaction, potential targets could be deterred from entering into such a transaction.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business transactions with us. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business transaction so as to minimize the federal and state tax consequences to both us and the target; however, we cannot guarantee that the business transaction will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

We likely will complete only one business transaction, which will cause us to be dependent solely on a single business and a limited number of products, services or assets.

Given our limited financial resources and other considerations, it is likely we will complete a business transaction with only one target, if we are able to complete one at all. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business and dependent upon the development or market acceptance of a single or limited number of products, processes or services. In this case, we will not be able to diversify our operations or benefit from the possible diversification of risks or offsetting of losses, unlike other entities which may have the resources to complete several business transactions or asset acquisitions in different industries or different areas of a single industry so as to diversify risks and offset losses.

Given our limited resources and the significant competition for targets, we may not be able to consummate an attractive business transaction.

We will encounter intense competition from other entities having business objectives similar to ours, including blank check companies, finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business transactions directly or through affiliates. Nearly all of these competitors possess greater technical, human and other resources than we do and our financial resources will be negligible when contrasted with those of many of these competitors.

It is likely that we will consummate a business transaction with a private company for which limited information will be available to conduct due diligence.

We likely will seek a business transaction with a privately-held company. Generally, very little public information exists about these companies or their management, and we will be required to rely on the ability of our management to obtain adequate information to evaluate the potential success of entering into a transaction with such a company. In addition, our management will only devote limited time to the business of the Company and will have available to it extremely limited financial resources with which to conduct due diligence. If our assessment of the target’s operations and management is inaccurate or we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money.

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A business transaction with a foreign company may subject us to additional risks.

If we enter into a business transaction with a foreign entity, we will be subject to risks inherent in business operations outside of the United States. These risks include:

•	unexpected changes in, or impositions of, legislative or regulatory requirements;
•	foreign currency exchange rate fluctuations;
•	potential hostilities and changes in diplomatic and trade relationships;
•	changes in duties and tariffs, taxes, trade restrictions, license obligations and other non-tariff barriers to trade;
•	burdens of complying with a wide variety of foreign laws and regulations;
•	longer payment cycles and difficulties collecting receivables through foreign legal systems;
•	difficulties in enforcing or defending agreements and intellectual property rights;
•	reduced protection for intellectual property rights in some countries;
•	potentially adverse tax consequences;
•	the ability of our stockholders to obtain jurisdiction over non-US based directors and officers; and
•	political and economic instability.

If the target is not successful managing these risks among others, the Company’s business after the business transaction may be negatively impacted.

Since we have not yet selected a particular industry or target with which to complete a business transaction, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Our plan of operation permits our board of directors to consummate a business transaction with a company in any industry it chooses and is not limited to any particular industry or type of business. Accordingly, there is no current basis to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target which we may ultimately acquire. To the extent we complete a business transaction with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business transaction with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control.

Our long-term success will likely be dependent upon a yet to be identified management team which may be difficult to fully evaluate.

In the event we complete a business transaction, the success of our operations will be dependent upon management of the target and numerous other factors beyond our control. Although it is possible that our management will remain associated with the target following a business transaction, it is likely that the management team of the target at the time of the business transaction will remain in place given that they will have greater knowledge, experience and expertise than our management in the industry in which the target operates as well as in managing the target. Thus, even though our management may continue to be associated with us after a business transaction, it is likely that we will be dependent upon a yet to be identified management team for our long-term success. As a result, you will not be able to fully evaluate the management team that we will likely be dependent upon for our long-term success prior to any business transaction. Although we intend to scrutinize management of a prospective target as closely as possible in connection with evaluating the desirability of affecting a business transaction, we cannot assure you that our assessment of the management team will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

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If we affect a business transaction with a financially unstable company or an entity in the early stage of development or growth, we will be subject to greater risks than if we were to affect a business transaction with a more established company with a proven record of earnings and growth.

Given our financial and personnel resources compared to our competitors, we may be limited to consummating a business transaction with a company that is financially unstable or is in the early stage of development or growth, including an entity without established records of sales or earnings. To the extent we affect a business transaction with a financially unstable or early stage or emerging growth company, we may be impacted by numerous risks inherent in the business and operations of such company that we would not be subject to if we were to affect a business transaction with a more established company with a proven record of earnings and growth.

Numerous external forces could negatively affect our businesses, results of operations and financial condition.

Numerous external forces, including the state of global financial markets and general economic conditions, lack of consumer confidence, lack of availability of credit, interest rate and currency rate fluctuations and national and international political circumstances (including wars and terrorist acts) could negatively affect our business, results of operations and financial condition. Negative financial or regulatory conditions may compel companies that otherwise may have considered becoming public as a result of a reverse acquisition to delay or forego entirely such plans. Accordingly, it may be more difficult and take more time to identify a suitable and willing target and consummate a business transaction.

The Company may be subject to further government regulations which would adversely affect our operations.

Although we are subject to the reporting requirements of the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business transactions which will result in our holding passive investment interests in a number of entities, we could be subject to regulations under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have received no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Some brokerage firms may be reluctant to cover a security of a company that acceded to public reporting status by way of a reverse merger or reverse acquisition because these transactions periodically have been the subject of negative press. In addition, securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to Ownership of our Capital Stock

The trading market for our common stock is limited.

We are quoted on the OTC Markets Group’s pink trading platform under the trading symbol “EVCC.” The OTC Markets Group is regarded as a junior trading venue. This may result in limited investor interest and hence lower prices for our common stock than might otherwise be obtained.

There is not any significant trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and our common stock may be quoted on the OTC pink system for the foreseeable future. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our common stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

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The price of our common stock could be subject to volatility related or unrelated to our operations.

If an active market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our common stock.

Our sole executive officer and director own a significant percentage of our common stock and will be able to exert significant control over matters submitted to the stockholders for approval.

Our sole officer and director owns in excess of 58% of our common stock and is able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions and the election of directors and her interests may not always coincide with the interests of other stockholders. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock in any market that may develop for it because investors often perceive disadvantages in owning stock in companies with controlling stockholders.

We may issue preferred stock which may have greater rights than our common stock.

Our articles of incorporation authorize our Company to issue up to 10,000,000 shares of blank check preferred stock. Currently, no preferred shares have been issued; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

We have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of one director who is not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, though we are not required to have one. Our full board of directors functions as our audit committee and is comprised of a single director who is not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We do not expect to create an independent audit committee, which could compromise the management of our business.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person,
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

•	the broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form;
•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

As a public company, we will be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy, will increase our administrative costs and may divert resources and management attention from operating our business.

Following the effectiveness of this Registration Statement, we will be obligated to file with the SEC annual and quarterly information and other reports under the Exchange Act. We must ensure that we have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws;
•	define and expand the roles and the duties of our board of directors;
•	institute more comprehensive compliance and internal audit functions;
•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

Our management will be required to assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act. We may incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may not be able to report financial information on a timely basis and may suffer adverse regulatory consequences, among other things.

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The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with applicable requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We expect to issue a significant number of new shares of capital stock in a business transaction, which will result in substantial dilution and a change in control of ownership of the Company.

Our articles of incorporation authorize the issuance of 180,000,000 shares of common stock. Any business transaction affected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business transaction or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

We are a “shell company” under applicable SEC rules and regulations because we have no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a shell company or a former shell company, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our common stock. Therefore, our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non- former shell company could cause the market price of our securities to decline.

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You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation and bylaws provisions requiring us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law. If we are required to indemnify our directors and officers under these provisions, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

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Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

In June 2012, then management of the Company discontinued filing reports required under the Exchange Act, at which time current management considers the prior business of the Company to have been abandoned. In May 2019, the Company filed a Form 15 with the SEC terminating the registration of its class of common stock under Section 12(g) of the Exchange Act and its duty to file periodic and other reports with the SEC.

Current management assumed control of the Company in December 2018. This Registration Statement is being filed to register the Company’s class of common stock under Section 12 of the Exchange Act on a voluntary basis.

The Company currently does not engage in any business operations or generate revenue from any sources. Management has determined to direct its efforts and limited resources to pursue a potential new business opportunity. Management does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider and proceed with a business opportunity.

Since new management took operational control over the Company, we have been engaged in the identification of suitable opportunities for a business transaction; however, we do not have any specific business transaction under consideration nor have we identified or been provided with the identity of, or had any direct or indirect contact with, potential targets. We will not engage in, any substantive commercial business activities unless and until we consummate a business transaction, which may never occur.

Our management has broad discretion with respect to identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. There are numerous risks in connection with our current and proposed business plans, including that any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

We expect that in connection with any business transaction, we will issue a significant number of shares of our common stock (equal to at least 80% of the total number of shares outstanding after giving effect to the transaction and likely, a significantly higher percentage), in order to ensure that such transaction qualifies as a “tax free” transaction under federal tax laws). The issuance of additional shares of our capital stock will significantly reduce the equity interest of our stockholders as of the date of the transaction and will likely result in the resignation or removal of our management as of the date of the transaction.

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Our management anticipates that the Company likely will be able to affect only one business transaction, due primarily to our financial resources and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will concentrate the chance for our success into a single business and not permit us to offset potential losses from one venture against potential gains from another.

Management anticipates that the selection of a target business and the consummation of a business transaction will be complex and extremely risky and cannot assure investors that the Company ever will enter into such a transaction or that if we do consummate of a business transaction that the Company will achieve long-term or immediate short-term earnings.

Results of Operations

Fiscal Years Ended December 31, 2018 and 2017

During the fiscal years ended December 31, 2018 and 2017, the Company did not engage in any business operations and did not generate any revenue. During the fiscal years ended December 31, 2018 and 2017, we incurred interest expenses of $63,928 and suffered a net loss of $63,928.

Nine Months Ended September 30, 2019 and 2018

During the nine months ended September 30, 2019 and 2018, the Company did not engage in any business operations and did not generate any revenue. During the nine months ended September 30, 2019, we incurred expenses of $20,325, consisting of general administrative expenses and interest expenses of $47,946, and suffered a net loss of $68,271, as compared to the year ended September 30, 2018 in which the Company did not generate any revenue, did not incur any operating expenses but incurred interest expenses of $47,946 and incurred a net loss of $47,946.

Liquidity and Capital Resources

At September 30, 2019, the Company had no assets. At September 30, 2019, the Company had total liabilities of $1,277,444 comprising (i) principal and interest due under debentures and other loan instruments and (ii) accounts payable incurred prior to July 1, 2012. The last instrument evidencing our debts matured in 2016. We cannot predict whether the parties to whom these debt instruments are payable will seek to collect under these instruments.

The Company has no present sources of capital or liquidity.

At present, the Company has no business operations and no cash resources. Since December 2018, all of our expenses have been paid by Ms. Chang, our sole officer and director and our principal stockholder, and we currently are dependent entirely on Ms. Chang to fund our operations until we consummate a business transaction, if ever. Though Ms. Chang has advised us of her present intention to fund our operations through loans or further investment in the Company, there is no written agreement binding her to do so. Our operating and financial condition renders it unlikely that we would be able to obtain third-party financing to sustain operations, if necessary. In the even that Ms. Chang does not fund our capital requirements, we may not be able to continue operations and stockholders could lose the entire amount of their investment in our Company.

Over the next twelve months, we expect to incur costs and expenses related to:

•	maintaining our corporate existence, such as annual fees due to the State of Nevada;
•	filing periodic reports under the Exchange Act, including filing, accounting and legal fees;
•	investigating and analyzing targets and possibly consummating a business transaction.

We expect to incur costs associated with filing reports under the Exchange Act over the next twelve months of approximately $10,000 to $20,000. Costs associated with investigating and analyzing targets and possibly consummating a business transaction are difficult to quantify given the multitude of variables associated with such activities. Our ongoing expenses will result in continued net operating losses that will increase until we can consummate a business transaction with a profitable target business, if ever. We estimate that these costs will be in the range of to ten to fifteen thousand dollars per year, and that we will be able to meet these costs as necessary, to be advanced to us by management.

20

Going Concern

Our negative working capital, continuing operating losses, failure to generate revenues and lack of operating capital create substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on its ability to obtain capital from our affiliates to fund our operations, generate cash from the sale of its securities and attain future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3. Properties

We maintain our principal executive offices at Apt 1-1-2 Bawangsi Street, Dadong District Shenyang, 110000, where our President maintains a business office. We use this office space free of charge. We believe that this space is sufficient for our current requirements. The Company does not own or lease any properties at this time and does not anticipate owning or leasing any properties prior to the consummation of a business transaction, if ever.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Registration Statement, certain information regarding beneficial ownership of our common stock by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock; (ii) each of our directors and officers; and (iii) all officers and directors as a group.

The applicable percentage of ownership is based on 105,569,068 shares of common stock outstanding as of the date of this Registration Statement. The business address of each the person named in the table below is in care of the Company.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Shares of Class Owned (1)
Chang Qi	60,000,000	56.83%
All officers and directors as a group (1 person)	60,000,000	56.83%

Item 5. Directors and Executive Officers

The following table lists our officers and directors as of the date of this Registration Statement:

Name	Age	Title
Chang Qi	40	President, Chief Financial Officer, Secretary and Director

Chang Qi has been the President, Chief Financial Officer, Secretary and a director of the Company since December 2018. Since March 2018, Ms. Chang has been the president of Anfast Energy, an entity that is developing electric vehicles. From 2008 to 2015, she was the assistant to the Chief Executive Officer of Diamond Aircraft GmbH and was responsible for developing strategies to augment efficiencies in government procurement and contracting, among other areas. Further, from 2006 to 2008, she was the assistant to the chief executive officer of Schaeffler GmbH, the stock of which is listed on the Frankfurt Stock Exchange, where she developed solutions to complex business problems utilizing financial review and reporting tools to assist management in reaching informed decisions. While at Schaeffler, she also participated in contract negotiations, organizational reengineering and human resource management; annual budget reviews; implemented an enterprise resource planning system with application in the purchase, logistic and finance departments; and participated in the establishment of a new plant for future production opportunities. Ms. Chang holds a bachelor of science degree from Philips University located in Marbury, Germany, and a master’s in business administration from International Hotel and Tourism College located in Weggis, Switzerland.

21

The term of office of our director expires at the Company’s annual meeting of stockholders or until her successor is duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the board of directors.

The Company has no employees other than Ms. Chang.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board of Directors

Though we are not required to have any committees of the board, prior management adopted charters for each of an audit committee, a nominating committee and a compensation committee. A copy of each committee charter previously has been filed by the Company with the SEC. Each such committee would be comprised solely of independent directors, of which have none. As of the date of this Registration Statement, we have not seated any such committee and do not expect to do so. Any future determination to appoint members to and seat such committees will be in the discretion of management of an operating business with which we consummate a business transaction, if ever.

Item 6. Executive Compensation.

Compensation of Executive Officers

Since January 2017, the Company has not paid any compensation to any employee, executive or director.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees.

The Company does not have a compensation committee. Given the nature of the Company’s business and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

Compensation of Directors

We have no arrangements for the remuneration of our directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions

Since December 2018, the Company has utilized office space provided free of charge by its officer.

Director Independence

The Company has not established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system. The Company’s sole director would not qualify as “independent” under any recognized definition of that term.

Item 8. Legal Proceedings.

The Company presently is not a party to, nor is management aware of, any pending, legal proceedings to which the Company is a party or to which any of its property is the subject.

22

Item 9. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Pink Sheets Open Market, under the trading symbol “EVCC”. The market for our stock is thinly traded and highly volatile. We cannot assure you that there will be a market in the future for our common stock. The Pink Sheets Open Market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, Pink Sheets Open Market securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Pink Sheets Open Market is for all types of companies that are there by reasons of default, distress or design, and is further sub-categorized by the levels of information provided. Traditionally companies that do not meet the financial and other listing requirements of a regional or national stock exchange are listed and traded on the Pink Open Market.

The following table shows the high and low bid prices of our common shares on the OTC Pink Sheets Open Market for each quarter within the two most recent fiscal years. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Three Months Ended	High	Low

September 30, 2019	$.065	$.36
June 30, 2019	$.002	$.235
March 31, 2019	$.008	$.015

December 31, 2018	$.0028	$.022
September 30, 2018	$.0032	$.0035
June 30, 2018	$.0035	$.0061
March 31, 2018	$.0025	$.005

December 31, 2017	$.0003	$.003
September 30, 2017	$.0018	$.0025
June 30, 2017	$.0015	$.0021
March 31, 2017	$.0015	$.0017

As of December 4, 2019, the closing bid price per share was $0.044.

As of December 4, 2019, we had approximately 29 stockholders of record holding 105,569,068 shares of common stock.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the board of directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our board of directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that prohibit us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal year ended December 31, 2018.

Transfer Agent

The Company’s transfer agent is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014.

Item 10. Recent Sales of Unregistered Securities.

The Company has not sold or otherwise issued any securities since January 1, 2017.

23

Item 11. Description of Registrant’s Securities to be Registered.

The following description of our common stock is a summary. You should refer to our amended and restated articles of incorporation and the amendments thereto for the actual terms of our common stock.

Authorized Capital Stock

We are authorized to issue up to 180,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock, each having a par value of $0.0001 per share. As of the date of this Registration Statement, there are 105,569,068 shares of common stock outstanding and no shares of preferred stock designated or issued. Our common stock is held of record by 29 registered stockholders.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock are not entitled to cumulative voting of their stock in connection with the election of directors. The board of directors has the authority to issue the authorized but unissued shares of our common stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.

Item 12. Indemnification of Directors and Officers

Our articles of incorporation provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of Nevada. Our bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada law. In addition, the Company shall have power to indemnify its employees and other agents as set forth under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data

Our financial statements together with the related notes and the report of BF Borgers CPA, PC, independent registered public accounting firm, are set forth in Item 15 of this Form 10.

Item 14. Changes in and Disagreements with Accountants

There are not and have not been any disagreements between the Company and its independent accountants on any matter of accounting principles, practices or financial statement disclosure.

24

Item 15. Financial Statements and Exhibits

(a) The following financial statements of the registrant are filed as a part of this Registration Statement:

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2018 and 2017	F-2
Statement of Operations for the years ended December 31, 2018 and 2017	F-3
Statement of Stockholders’ Deficit at December 31, 2018 and 2017	F-4
Statement of Cash Flows for the years ended December 31, 2018 and 2017	F-5
Notes to audited financial statements	F-6 – F-11

Unaudited Financial Statements
Balance Sheets as of September 30, 2019 and December 31, 2018	F-12
Statement of Operations for the three and nine months ended September 30, 2019 and 2018	F-13
Statement of Stockholders’ Deficit for the nine months ended September 30, 2019 and 2018	F-14
Statement of Cash Flows for the nine months ended September 30, 2019 and 2018	F-15
Notes to unaudited financial statements	F-16 - F-21

(b) The following exhibits are filed with this Registration Statement:

Exhibit Number	Description	Location Reference
3.1	Articles of Incorporation	1
3.1.1	Amended and Restated Articles of Incorporation dated June 15, 2016	*
3.2	By-laws	1

*	Filed herewith.
1	Incorporated by reference from registration statement on Form SB-2 filed with the SEC on May 4, 2005.

25

26

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Environmental Control Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Environmental Control Corp. (the "Company") as of December 31, 2018 and 2017, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company’s minimal activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

December 10, 2019

F-1

Environmental Control Corp.
Balance Sheets
(Audited)

	December 31,	December 31,
	2018	2017
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$-	-
Receivables	-	-

Total Current Assets	-

OTHER ASSETS

Other Assets	-	-
Total Other Assets	-
TOTAL ASSETS	-	-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$53,804	53,804
Accrued liabilities	1,625	1,625
Accrued interest payable - Convertible debenture	43,118	38,118
Accrued interest payable - Convertible debentures - Related parties	488,100	429,172
Advances from related parties	51,501	51,501
Convertible debenture	50,000	50,000
Convertible debentures - Related parties	589,296	589,296
TOTAL LIABILITIES	1,277,444	1,213,516

STOCKHOLDERS’ DEFICIT
Common stock:
200,000,000 common shares, $0.001 par value 105,569,068 and 105,569,068 issued and outstanding	111,945	111,945
Common stock to be issued	2,282	2,282
Additional paid-in capital - common	1,579,530	1,579,530
Deficit Accumulated	(2,971,201)	(2,907,273)
Total Stockholders’ Deficit	(1,277,444)	(1,213,516)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	-

The accompanying notes are an integral part of these statements.

F-2

Environmental Control Corp.
Statements of Operations
(Audited)

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31,	December 31,
	2018	2017

REVENUES	$-	$-
Cost of Goods sold	-	-
	-	-
Gross margin

OPERATING EXPENSES		-
Professional fees	-	-
Management fees	-	-
General and administrative	-	-
	-	-
Total Operating Expenses

NET LOSS FROM OPERATIONS	-	-

OTHER INCOME (EXPENSE)
Interest income	-	-
Interest expense	(63,928)	(63,928)
Total Other Income (Expense)
	(63,928)	(63,928)
NET LOSS BEFORE TAXES	(63,928)
	-	-
Provision for income taxes	-	-
	(63,928)	(63,928)
NET LOSS	$(63,928)	(63,928)

PER SHARE DATA:

Basic and diluted income (loss) per common share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	105,569,068	105,569,068

The accompanying notes are an integral part of these statements.

F-3

Environmental Control Corp.
Statement of Stockholders’ Equity (Deficit)
(Audited)

			Common	Additional		Total
	Common Stock		Stock to be	Paid-in	Retained	Stockholders’
	Shares	Amount	Issued	Capital	(Deficit)	(Deficit)
Balance- December 31, 2016	105,569,068	$111,945	$2,282	$1,579,530	$(2,843,345)	$(1,149,588)

2017 Net Income (Loss)					(63,928)	(63,928)

Balance - December 31, 2017	105,569,068	$111,945	$2,282	$1,579,530	$(2,907,273)	$(1,213,516)

2017 Net Income (Loss)					(63,928)	(63,928)
Balance - December 31, 2017	105,569,068	$111,945	$2,282	$1,579,530	$(2,907,273)	$(1,213,516)

2018 Net Income (Loss)					$(63,928)	$(63,928)
Balance- December 31, 2018	105,569,068	$111,945	$2,282	$1,579,530	$(2,971,201)	$(1,277,444)

The accompanying notes are an integral part of these statements.

F-4

Environmental Control Corp.
Statements of Cash Flows
(Audited)
	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(63,928)	$(63,928)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Issuance of common stock for services and expenses
Changes in Operating Assets and Liabilities:
Accounts Receivable	-	-
Accounts payable and accrued liabilities	-	-
Due to related parties	-	-

Net cash from operating activities	(63,928)	(63,928)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases	-	-

Net cash from investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock issuances	-	-
Accrued interest payable	63,928	63,928
From related parties	-

Net cash from financing activities	63,928	63,928

NET CHANGE IN CASH	-	-
CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES

Common stock issued for services	$-	$-

The accompanying notes are an integral part of these statements.

F-5

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE A—BUSINESS ACTIVITY

Environmental Control Corp. (the “Company”) was organized under the laws of the State of Nevada on February 17, 2004 under the name Boss Minerals, Inc., and effective April 13, 2006, changed its name to Environmental Control Corp. The Company’s fiscal year end is December 31st.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated of $3,039,472 and cash used in operations of $20,325 at September 30, 2019.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months from the date when these financial statements were issued. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under Generally Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

F-6

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of September 30, 2019, and 2018 the balance in Accounts Receivable was $0 and $0.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets. Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended September 30, 2019 and 2018.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2019 and 2018.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2019, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended September 30, 2019 and 2018.

F-7

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is assessing ASU 2018-07 and does not expect it to have a material impact on our accounting and disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE D—SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of September 30, 2019 and 2018.

NOTE E—CAPITAL STOCK

The Company is authorized to issue 200,000,000 Common Shares at $.001 par value per share.

Total issued and outstanding shares of common stock is 105,569,068 and 105,569,068 as of September 30, 2019 and 2018, respectively.

Total capital contributions in the amount of $20,325 have been given to the Company to cover expenses incurred for the 9 months ended September 30, 2019.

NOTE F—RELATED PARTY TRANSACTIONS

The Company has paid $0 and $0 in management fees for the periods September 30, 2019 and 2018, respectively.

a) On July 30, 2008, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $36,376 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall be payable for the first year from the advancement date but shall accrue from the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.17 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $6,419 as additional paid in capital and reduced the carrying value of the convertible debenture to $29,957. The carrying value was accreted over the term of the convertible debenture up to its face value of $36,376. As of September 30, 2019, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $36,376 and $40,653, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

b) On October 16, 2008, the Company entered into a convertible debenture agreement with the former President of the Company. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall be payable for the first year from the advancement date but shall accrue from the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.07 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $14,286 as additional paid-in capital and reduced the carrying value of the convertible debenture to $35,714. The carrying value was accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying values of the convertible debenture and accrued convertible interest thereon were $50,000 and $54,811, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

F-8

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE G—CONVERTIBLE DEBENTURES ISSUED TO RELATED PARTIES—CONT’D

c) On April 9, 2009, the Company entered into a convertible loan agreement with a company controlled by directors of the Company. The Company received $202,920 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall accrue for the first year from the advancement date but shall begin to accrue on the second anniversary of the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.06 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $101,460 as additional paid-in capital and reduced the carrying value of the convertible debenture to $101,460. The carrying value was accreted over the term of the convertible debenture up to its face value of $202,920. As of September 30, 2019, the carrying value of the convertible debenture and accrued convertible interest thereon were $202,920 and $191,990, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

d) On December 31, 2009, the Company entered into a convertible loan agreement with a company controlled by the former President of the Company. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. Interest shall accrue from the advancement date and shall be payable on the fifth anniversary of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.05 per share. As of September 30, 2019, the carrying value of the convertible debenture and accrued convertible interest thereon were $50,000 and $48,661, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

e) On July 15, 2010, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0,035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $7,143 as additional paid-in capital and reduced the carrying value of the convertible debenture to $42,857. The carrying value will be accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $40,979, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

f) On November 30, 2010, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0,035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $21,429 as additional paid-in capital and reduced the carrying value of the convertible debenture to $28,571. The carrying value will be accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $39,120, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

F-9

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE G—CONVERTIBLE DEBENTURES ISSUED TO RELATED PARTIES CONT’D

g) On April 21, 2011, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. The loan is secured by a patent held by the Company. Proceeds of the loan are to be used to continue with current business development activities. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $.035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $28,571 as additional paid-in capital and reduced the carrying value of the convertible debenture to $21,429. The carrying value has been accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $37,193, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

h) On August 29, 2011, the Company entered into a convertible debenture agreement with a company controlled by a former Vice President of the Company. The Company received $100,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Proceeds of the loan are to be used to continue with current business development activities. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $.025 per share. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $100,000 and $78,799, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

NOTE H—ADVANCES FROM RELATED PARTIES

a) On December 9, 2008, the Company received $25,000 from a company controlled by the former President of the Company. The amount owing is unsecured, non-interest bearing, and has no specified repayment terms. As of September 30, 2019, the Company owed this Company $1,501 for payment of expenses on behalf of the Company.

b) On September 5, 2008, the Company entered into a loan agreement with a company controlled by the former President of the Company. The Company received $25,000 which is non-interest bearing and is due five years from the advancement date. As of September 30, 2019, the loan payable was $25,000.

NOTE I—CONVERTIBLE DEBENTURE

On May 18, 2010, the Company entered into a convertible loan agreement. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. Interest shall accrue from the advancement date and shall be payable on the fifth anniversary of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $21,429 as additional paid-in capital and reduced the carrying value of the convertible debenture to $28,571. The carrying value was accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying values of the convertible debenture and accrued convertible interest thereon were $50,000 and $48,868, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

NOTE J—SHARE PURCHASE WARRANTS.

As of September 30, 2019, no common share purchase warrants were outstanding.

F-10

Environmental Control Corp.

Notes to the Financial Statements

December 31, 2018

NOTE K—COMMITMENTS

On July 1, 2009, the Company entered into an investor relations agreement. Pursuant to the agreement, the Company agreed to pay a fee of $ 1,000 per month for a period of six months beginning on August 1, 2009 and ending January 1, 2010. The Company must also issue 75,000 shares within 7 days of signing the agreement. Any payments over 45 days will be subject to a penalty fee of 10% per week. On February 8, 2010, the Company issued 75,000 shares of common stock, which was included in common stock to be issued at December 31, 2009 at a value of $2,282. On January 1, 2010, the agreement was extended for twelve months and the Company will issue an additional 75,000 shares. On January 1, 2011, the agreement was extended for twelve months for no additional consideration and can be cancelled by either party by giving one month written notice. As of September 30, 2019, the additional shares have not been issued and have been included in common stock to be issued at a value of $2,282.

NOTE L—INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of September 30, 2019 is approximately $3,039,000 and as of September 30, 2018 is $2,955,000 approximately. The total deferred tax asset is approximately $638,190 and $620,550 for the periods September 30, 2019 and 2018, respectively.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

The Company is not obligated to pay State Income Taxes because it is a Nevada corporation. The Company does not currently have any tax returns open for examination.

NOTE M—SUBSEQUENT/MATERIAL EVENTS

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements and has determined no subsequent events have occurred.

F-11

Environmental Control Corp
Balance Sheets (Unaudited)

	As of September 30,
	2019	2018
CURRENT ASSETS
Cash	$-	$-
Accounts Receivable	-	-
TOTAL CURRENT ASSETS	-	-
OTHER ASSETS
Other Assets	-	-
TOTAL PROPERTY AND EQUIPMENT	-	-
TOTAL ASSETS	-	-

LIABILITIES
CURRENT LIABILITIES
Accounts Payable	$53,804	$53,804
Accrued Liabilities	1,625	1,625
Accrued Interest - Convertible Debenture	46,868	41,868
Accrued Interest - Convertible Debenture--Related Parties	532,296	473,367
Advances from Related Parties	51,501	51,501
Convertible Debentures	50,000	50,000
Convertible Debentures - Related Parties	589,296	589,296
TOTAL LIABILITIES	1,325,390	1,261,461
COMMITMENTS AND CONTINGENCIES	$-	$-
STOCKHOLDER’S EQUITY
Common stock (200,000,000 shares authorized; $.001 par value; 105,569,068 shares issued and outstanding at September 30, 2019 and September 30, 2018)	111,945	111,945
Common Stock to be Issued	2,282	2,282
Additional Paid in Capital	1,599,855	1,579,530
Retained Earnings/(Accumulated Deficit)	(3,039,472)	(2,955,218)
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(1,325,390)	(1,261,461)
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY/(DEFICIT)	$-	$-

Financial Statements prepared by company management

 See Notes to Financial Statements

F-12

Environmental Control Corp
Statement of Operations (Unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2019		2018		2019		2018
REVENUE:
Sales		$-		$-		$-		$-
Total Revenue		-		-		-		-
Cost of Goods Sold		-		-		-		-
Gross Profit		-		-		-		-
OPERATING EXPENSES:
Professional Fees		1,675		-		10,175		-
Consulting Fees		-		-		9,000		-
Other Selling, General and Administrative		-		-		1,150		-
Total Costs and Expenses		1,675		-		20,325		-
Loss from Continuing Operations		(1,675)		-		(20,325)		-
OTHER INCOME (EXPENSE)
Interest Income		-		-		-		-
Interest Expense		(15,982)		(15,982)		(47,946)		(47,946)
NET LOSS BEFORE TAX		(17,657)		(15,982)		(68,271)		(47,946)
Provision for Income Tax		-		-		-		-
NET LOSS		(17,657)		(15,982)		(68,271)		(47,946)

Basic Loss per Common Share	$	*	$	*	$	*	$	*
Diluted Loss per Common Share	$	*	$	*	$	*	$	*

Financial Statements prepared by company management

See Notes to Financial Statements

F-13

ENVIRONMENTAL CONTROL CORP

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2018 and 2019

				Additional
	Common Stock			Paid-in	Accumulated	Total
	Shares	Amount	Amount	Capital	Deficit	Equity

Balances, December 31, 2017	105,569,068	$111,945	$2,282	$1,579,530	$(2,907,273)	$(1,213,516)

Net Loss	-	-	-	-	(47,946)	(47,946)
Balances, September 30, 2018	105,569,068	$111,945	$2,282	$1,579,530	$(2,955,219)	$(1,261,462)

				Additional
	Common Stock			Paid-in	Accumulated	Total
	Shares	Amount	Amount	Capital	Deficit	Equity

Balances, December 31, 2018	105,569,068	$111,945	$2,282	$1,579,530	$(2,971,201)	$(1,277,444)

Contributions to pay for expenses	-	-	-	20,325	-	20,325

Net Loss	-	-	-	-	(68,271)	(68,271)
Balances, September 30, 2019	105,569,068	$111,945	$2,282	$1,599,855	$(3,039,472)	$(1,325,390)

Consolidated Financial Statements prepared by company management

See Notes to Consolidated Financial Statements

F-14

Environmental Control Corp
Statement of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(68,271)	$(47,946)
Issuance of Common Stock for Services and Expenses	-	-
(Increase)/Decrease in Accounts Receivable	-	-
(Decrease) in Accounts Payable and Accruals	47,946	47,946
Due to Related Parties	-	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(20,325)	-
CASH FLOWS TO/(FROM) INVESTING ACTIVITIES:
Purchases	-	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-
CASH FLOWS TO/(FROM) FINANCING ACTIVITIES:
Contributions to Capital	20,325	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	20,325	-

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	-	-

END OF THE PERIOD	-	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$0	$0
Taxes	$0	$0

Financial Statements prepared by company management See Notes to Financial Statements

F-15

Environmental Control Corp

Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE A—BUSINESS ACTIVITY

Environmental Control Corp. (the “Company”) was organized under the laws of the State of Nevada on February 17, 2004 under the name Boss Minerals, Inc., and effective April 13, 2006, changed its name to Environmental Control Corp. The Company’s fiscal year end is December 31st.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated of $3,039,472 and cash used in operations of $20,325 at September 30, 2019.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern for the 12 months from the date when these financial statements were issued. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address these aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding from current or new shareholders; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; 3) continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under Generally Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

F-16

Environmental Control Corp

Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of September 30, 2019, and 2018 the balance in Accounts Receivable was $0 and $0.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets. Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended September 30, 2019 and 2018.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2019 and 2018.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2019, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended September 30, 2019 and 2018.

F-17

Environmental Control Corp

Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—CONT’D

Recently Issued Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is assessing ASU 2018-07 and does not expect it to have a material impact on our accounting and disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE D—SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of September 30, 2019 and 2018.

NOTE E—CAPITAL STOCK

The Company is authorized to issue 200,000,000 Common Shares at $0.001 par value per share.

Total issued and outstanding shares of common stock is 105,569,068 and 105,569,068 as of September 30, 2019 and 2018, respectively.

Total capital contributions in the amount of $20,325 have been given to the Company to cover expenses incurred for the 9 months ended September 30, 2019.

NOTE F—RELATED PARTY TRANSACTIONS

The Company has paid $0 and $0 in management fees for the periods September 30, 2019 and 2018, respectively.

NOTE G—CONVERTIBLE DEBENTURES ISSUED TO RELATED PARTIES

a) On July 30, 2008, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $36,376 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall be payable for the first year from the advancement date but shall accrue from the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.17 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $6,419 as additional paid in capital and reduced the carrying value of the convertible debenture to $29,957. The carrying value was accreted over the term of the convertible debenture up to its face value of $36,376. As of September 30, 2019, the carrying values of the convertible debenture and accrued convertible interest payable thereon were $36,376 and $40,653, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

b) On October 16, 2008, the Company entered into a convertible debenture agreement with the former President of the Company. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall be payable for the first year from the advancement date but shall accrue from the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.07 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $14,286 as additional paid-in capital and reduced the carrying value of the convertible debenture to $35,714. The carrying value was accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019,

F-18

Environmental Control Corp
Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE G—CONVERTIBLE DEBENTURES ISSUED TO RELATED PARTIES CONT’D

the carrying values of the convertible debenture and accrued convertible interest thereon were $50,000 and $54,811, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

c) On April 9, 2009, the Company entered into a convertible loan agreement with a company controlled by directors of the Company. The Company received $202,920 which bears interest at 10% per annum and is due five years from the advancement date. No interest shall accrue for the first year from the advancement date but shall begin to accrue on the second anniversary of the advancement date and all accrued interest shall be payable annually, on the subsequent anniversaries of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.06 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $101,460 as additional paid-in capital and reduced the carrying value of the convertible debenture to $101,460. The carrying value was accreted over the term of the convertible debenture up to its face value of $202,920. As of September 30, 2019, the carrying value of the convertible debenture and accrued convertible interest thereon were $202,920 and $191,990, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

d ) On December 31, 2009, the Company entered into a convertible loan agreement with a company controlled by the former President of the Company. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. Interest shall accrue from the advancement date and shall be payable on the fifth anniversary of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.05 per share. As of September 30, 2019, the carrying value of the convertible debenture and accrued convertible interest thereon were $50,000 and $48,661, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

e) On July 15, 2010, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0,035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $7,143 as additional paid-in capital and reduced the carrying value of the convertible debenture to $42,857. The carrying value will be accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $40,979, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

f) On November 30, 2010, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0,035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $21,429 as additional paid-in capital and reduced the carrying value of the convertible debenture to $28,571. The carrying value will be accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $39,120, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

g) On April 21, 2011, the Company entered into a convertible debenture agreement with a company controlled by the former President of the Company. The Company received $50,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. The loan is secured by a patent held by the Company. Proceeds of the loan are to be used to continue with current business development activities. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $.035 per share. The Company recognized the intrinsic value of the embedded

F-19

Environmental Control Corp

Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE G—CONVERTIBLE DEBENTURES ISSUED TO RELATED PARTIES CONT’D

beneficial conversion feature of $28,571 as additional paid-in capital and reduced the carrying value of the convertible debenture to $21,429. The carrying value has been accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $50,000 and $37,193, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

h) On August 29, 2011, the Company entered into a convertible debenture agreement with a company controlled by a former Vice President of the Company. The Company received $100,000 which is due five years from the advancement date. The loan shall be interest free for the first year, after which it shall bear interest at a rate of 10% per annum. The accrued interest shall be payable annually on the anniversaries of the advancement date, commencing on the second anniversary. Proceeds of the loan are to be used to continue with current business development activities. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $.025 per share. As of September 30, 2019, the carrying value of the convertible debenture and accrued interest thereon were $100,000 and $78,799, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

NOTE H—ADVANCES FROM RELATED PARTIES

a) On December 9, 2008, the Company received $25,000 from a company controlled by the former President of the Company. The amount owing is unsecured, non-interest bearing, and has no specified repayment terms. As of September 30, 2019, the Company owed this Company $1,501 for payment of expenses on behalf of the Company.

b) On September 5, 2008, the Company entered into a loan agreement with a company controlled by the former President of the Company. The Company received $25,000 which is non-interest bearing and is due five years from the advancement date. As of September 30, 2019, the loan payable was $25,000.

NOTE I—CONVERTIBLE DEBENTURE

On May 18, 2010, the Company entered into a convertible loan agreement. The Company received $50,000 which bears interest at 10% per annum and is due five years from the advancement date. Interest shall accrue from the advancement date and shall be payable on the fifth anniversary of the advancement date. Any portion of the loan and unpaid interest are convertible at any time at the option of the lender into shares of common stock of the Company at a conversion price of $0.035 per share. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $21,429 as additional paid-in capital and reduced the carrying value of the convertible debenture to $28,571. The carrying value was accreted over the term of the convertible debenture up to its face value of $50,000. As of September 30, 2019, the carrying values of the convertible debenture and accrued convertible interest thereon were $50,000 and $48,868, respectively. The Company can repay any portion of the loan and accrued interest at any time without penalty.

NOTE J—SHARE PURCHASE WARRANTS.

As of September 30, 2019, no common share purchase warrants were outstanding.

NOTE K—COMMITMENTS

On July 1, 2009, the Company entered into an investor relations agreement. Pursuant to the agreement, the Company agreed to pay a fee of $ 1,000 per month for a period of six months beginning on August 1, 2009 and ending January 1, 2010. The Company must also issue 75,000 shares within 7 days of signing the agreement. Any payments over 45 days will be subject to a penalty fee of 10% per week. On February 8, 2010, the Company issued 75,000 shares of common stock, which was included in common stock to be issued at December 31, 2009 at a value of $2,282. On January 1, 2010, the agreement was extended for twelve months and the Company will issue an additional 75,000 shares. On January 1, 2011, the agreement was extended for twelve months for no additional consideration and can be cancelled by either party by giving one month written notice. As of September 30, 2019, the additional shares have not been issued and have been included in common stock to be issued at a value of $2,282.

F-20

Environmental Control Corp

Notes to the Unaudited Financial Statements

As of September 30, 2019

NOTE L—INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of September 30, 2019 is approximately $3,039,000 and as of September 30, 2018 is $2,955,000 approximately. The total deferred tax asset is approximately $638,190 and $620,550 for the periods September 30, 2019 and 2018, respectively.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

The Company is not obligated to pay State Income Taxes because it is a Nevada corporation. The Company does not currently have any tax returns open for examination.

NOTE M—SUBSEQUENT/MATERIAL EVENTS

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements and has determined no subsequent events have occurred.

F-21

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL CONTROL CORP.

Date: December 12, 2019	By:	/s/ Chang Qi
Chang Qi
President, Chief Financial Officer, Secretary, Principal Executive Officer and Principal Accounting Officer

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